Exhibit 99.3

Pro Forma Combined Consilidated Balance Sheets as of September 30, 2014

Unaudited (In thousands, except share and per share data)

	Mid Penn	Phoenix	Combined	Pro Forma Adjustments		Pro Forma Combined

ASSETS
Cash and due from banks	$13,854	$2,330	$16,184	$—		$16,184
Interest-bearing balances with other financial institutions	1,393	263	1,656	—		1,656
Federal funds sold	—	1,200	1,200	(1,200)		—

Total cash and cash equivalents	15,247	3,793	19,040	(1,200)		17,840

Interest-bearing time deposits with other financial institutions	5,772	500	6,272	—		6,272
Available for sale investment securities	148,134	12,154	160,288	—		160,288
Loans and leases, net of unearned interest	568,161	116,473	684,634	(991	) (2)(3)	683,643
Less: Allowance for loan and lease losses	(6,411)	(1,344)	(7,755)	1,344	(4)	(6,411)

Net loans and leases	561,750	115,129	676,879	353		677,232

Bank premises and equipment, net	12,303	2,872	15,175	—		15,175
Restricted investment in bank stocks	3,395	389	3,784	—		3,784
Foreclosed assets held for sale	849	616	1,465	(519	) (5)	946
Accrued interest receivable	3,000	431	3,431	—		3,431
Deferred income taxes	2,055	88	2,143	(338	) (6)	1,805
Goodwill	1,016	689	1,705	(53	) (1)	1,652
Core deposit and other intangibles, net	203	—	203	1,370	(11)	1,573
Cash surrender value of life insurance	8,526	3,633	12,159	—		12,159
Other assets	2,153	380	2,533	—		2,533

Total Assets	$764,403	$140,674	$905,077	$(387)		$904,690

LIABILITIES & SHAREHOLDERS’ EQUITY
Deposits:
Noninterest bearing demand	$52,715	$28,627	$81,342	$—		$81,342
Interest bearing demand	226,883	3,200	230,083	—		230,083
Money market	209,556	34,981	244,537	—		244,537
Savings	30,672	23,370	54,042	—		54,042
Time	126,171	30,663	156,834	(61	) (7)	156,773

Total Deposits	645,997	120,841	766,838	(61)		766,777
Short-term borrowings	21,854	—	21,854	(1,200)		20,654
Long-term debt	33,008	3,500	36,508	2,981	(8)(9)	39,489
Accrued interest payable	646	42	688	—		688
Other liabilities	4,087	612	4,699	239	(12)	4,938

Total Liabilities	705,592	124,995	830,587	1,959		832,546
Shareholders’ Equity:
Preferred stock	5,000	1,750	6,750	—		6,750
Common stock	3,497	336	3,833	388	(10)	4,221
Treasury stock		(1,435)	(1,435)	1,435	(10)	—
Additional paid-in capital	29,888	6,042	35,930	4,817	(10)	40,747
Retained earnings	19,117	8,763	27,880	(8,763	) (10)	19,117
Accumulated other comprehensive income	1,309	223	1,532	(223	) (10)	1,309

Total Shareholders’ Equity	58,811	15,679	74,490	(2,346)		72,144

Total Liabilities and Shareholders’ Equity	$764,403	$140,674	$905,077	$(387)		$904,690

Per Share Data:
Common Shares outstanding	3,496,916	285,726	3,782,642	723,915		4,220,831
Book value per common share	$15.39	$48.75				$15.49
Tangible book value per common share:
Total equity	$58,811	$15,679				$72,144
Less: perferred stock	5,000	1,750				6,750
Less: goodwill and intangibles	1,219	689				3,225
Total tangible equity	$52,592	$13,240				$62,169
Tangible book value per common share	$15.04	$46.34				$14.73

Pro Forma Consolidated Statements of Income

For the Nine Months Ended September 30, 2014

Unaudited (In thousands, except share and per share data)

	Mid Penn	Phoenix	Combined	Pro Forma Adjustments		Pro Forma Combined

INTEREST INCOME
Interest & fees on loans and leases	$20,122	$4,190	$24,312	$(43	) (2)	24,269
Interest on interest-bearing balances	31	8	39			39
Interest and dividends on investment securities:						—
U.S. Treasury and government agencies	994	35	1,029			1,029
State and political subdivision obligations, tax-exempt	1,618	84	1,702			1,702
Other securities	118	101	219			219
Interest on federal funds sold and securities purchased under agreements to resell	—	1	1			— 1

Total Interest Income	22,883	4,419	27,302	(43)		27,259

INTEREST EXPENSE
Interest on deposits	2,921	298	3,219	23	(7)	3,242
Interest on short-term borrowings	26	4	30			30
Interest on long-term debt	369	53	422	36	(8)(9)	458

Total Interest Expense	3,316	355	3,671	59		3,730

Net Interest Income	19,567	4,064	23,631	(102)		23,529
PROVISION FOR LOAN AND LEASE LOSSES	1,217	158	1,375			1,375

Net Interest Income After Provision for Loan and Lease Losses	18,350	3,906	22,256	(102)		22,154

NONINTEREST INCOME
Income from fiduciary activities	445	—	445			445
Service charges on deposits	417	209	626			626
Net gain on sales of investment securities	150	43	193			193
Earnings from cash surrender value of life insurance	152	87	239			239
Mortgage banking income	208	80	288			288
ATM debit card interchange income	403	146	549			549
Merchant services income	198	—	198			198
Net gain on sales of SBA loans	97	—	97			97
Other income	339	83	422			422

Total Noninterest Income	2,409	648	3,057	—		3,057

NONINTEREST EXPENSE
Salaries and employee benefits	8,026	2,038	10,064			10,064
Occupancy expense, net	986	396	1,382			1,382
Equipment expense	908	263	1,171			1,171
Pennsylvania Bank Shares tax expense	272	101	373			373
FDIC Assessment	405	73	478			478
Legal and professional fees	366	263	629			629
Director fees and benefits expense	238	71	309			309
Marketing and advertising expense	227	44	271			271
Software licensing	687	441	1,128			1,128
Telephone expense	304	62	366			366
(Gain) loss on sale/write-down of foreclosed assets	109	20	129			129
Intangible amortization	22	—	22	103	(11)	125
Loan collection costs	229	70	299			299
Other expenses	1,956	404	2,360			2,360

Total Noninterest Expense	14,735	4,246	18,981	103		19,084

INCOME BEFORE PROVISION FOR INCOME TAXES	6,024	308	6,332	(205)		6,127
Provision for income taxes	1,211	29	1,240	(70	) (13)	1,170

NET INCOME	4,813	279	5,092	(135)		4,957
Preferred stock dividends	263	18	281			281

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$4,550	$261	$4,811	$(135)		4,676

Weighted average common shares outstanding:
Basic	3,496,916	285,726		723,915		4,220,831
Diluted	3,496,916	285,726		723,915		4,220,831

Earnings per common share:
Basic	$1.30	$0.91		$-0.19		$1.11
Diluted	$1.30	$0.91		$-0.19		$1.11

(1)	The acquisition will be effected by the distribution of cash and issuance of shares of Mid Penn common stock to Phoenix’s common shareholders. The following unaudited pro forma combined consolidated financial information assumes that 80% of the outstanding shares of Phoenix common stock will be exchanged for Mid Penn common stock at an exchange ratio of 3.167 shares of Mid Penn common stock for each share of Phoenix common stock and that the remaining 20% of the outstanding shares of common stock will be exchanged for cash consideration of $51.60 for each share of Phoenix common stock.

The unaudited pro forma combined consolidated financial information is based upon the assumption that the total number of shares of Phoenix common stock immediately prior to the completion of the merger will be 285,726 and utilizes the exchange ratio of 3.167 for 80% of Phoenix’s outstanding shares and cash of $51.60 for the remaining 20% of Phoenix’s shares. This will result in the issuance of 723,915 shares of Mid Penn common shares with an estimated fair value of $11.6 million, for a total estimated purchase price of $14.5 million. The final purchase price will be determined based upon the estimated fair value of Mid Penn common stock and cash consideration paid at the completion date of the merger. The final allocation of the purchase price will be determined after the merger is completed and additional analyses are performed to determine the fair values of Phoenix’s tangible and identifiable intangible assets and liabilities as of the date the merger is completed. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein. The unaudited pro forma combined consolidated financial information has been prepared to include the estimated adjustments necessary to record the assets and liabilities of Phoenix at their respective fair values and represents management’s best estimate based upon the information available at this time. These pro forma adjustments included herein are subject to change as additional information becomes available and as additional analyses are performed. Such adjustments, when compared to the information shown in this document, may change the amount of the purchase price allocation to goodwill while changes to other assets and liabilities may impact the statement of income due to adjustments in the yield and/or amortization/accretion of the adjusted assets and liabilities.

The total estimated purchase price for the purpose of this unaudited pro forma combined consolidated financial information is $14.5 million. Goodwill is created when the purchase price consideration exceeds the fair value of the net assets acquired or a bargain purchase gain results when the current fair value of the net assets acquired exceeds the purchase price consideration. For purposes of this analysis as of September 30, 2014, goodwill of $636,000 results from the transaction; however, the final purchase accounting analysis will be performed as of the merger date and these amounts are subject to change based on operations subsequent to September 30, 2014, as additional information becomes available and as additional analyses are performed. The following table provides the calculation and allocation of the purchase price used in the pro forma financial statements and a reconcilement of pro forma shares to be outstanding.

Summary of Purchase Price Calculation and Goodwill Resulting From Merger

(In Thousands, Except Per Share Data)
Purchase Price Consideration in Common Stock
Phoenix shares outstanding to be exchanged	228,581
Exchange ratio	3.1670
Mid Penn shares to be issued	723,915
Mid Penn assumed price based on per share consideration	$16.00
Purchase price assigned to Phoenix shares exchanged for Mid Penn shares		$11,583
Per share value assigned to Phoenix shares to be converted to cash consideration	$51.60
Purchase price assigned to Phoenix shares exchanged for cash		$2,949
Total purchase price		$14,532

Net Assets Acquired:
Phoenix common shareholders’ equity	$13,240
Core deposit intangible	1,370
Adjustments to reflect assets acquired at fair value:
Loans – interest rate fair value	579
Loans – credit	(1,570)
Allowance for loan losses	1,344
OREO	(519)
Net tax impact of valuation adjustment	(338)
Adjustment to reflect liabilities acquired at fair value:
Interest bearing deposits	61
Borrowings	(32)
Contingent liabilities	(239)
		$13,896
Goodwill resulting from merger		$636

(2)	A fair value premium of $579 to reflect fair values of loans based on current interest rates of similar loans. The adjustment will be substantially recognized over approximately 10 years using an amortization method based upon the expected life of the loans and is expected to decrease pro forma pre-tax interest income by $58 in the first year following consummation.
(3)	A fair value discount of $1,570 to reflect the credit risk of the loan portfolio. No pro forma earnings impact was assumed from the loan credit adjustment. The estimated fair value of the loans in the loan portfolio approximates their carrying value.
(4)	Reversal of the Phoenix allowance for loan losses of $1,344 in accordance with acquisition method of accounting for the acquisition.
(5)	Reversal of the Phoenix foreclosed assets held for sale of $519 to write this asset to a $0 carrying value.
(6)	Reflect the deferred tax impact of $338 from the accumulated purchase accounting adjustments using an assumed tax rate of 34%.
(7)	A fair value discount of $61 to reflect the fair values of certain interest-bearing deposit liabilities based on current interest rates for similar instruments. The adjustment will be recognized using an amortization method based upon the estimated maturities of the deposit liabilities. This adjustment is expected to decrease pro forma pre-tax interest expense by $31 in the first year following consummation.
(8)	A fair value adjustment of $32 to reflect fair values of FHLB borrowings with various terms and maturities. The adjustment will be recognized using an amortization method based on the maturities of these liabilities. This adjustment is expected to decrease pro forma pre-tax interest expense by $16 in the first year following consummation.
(9)	Long-term borrowings will be increased by $2,949 at a rate of 2% for a period of 5 years to be utilized to fund the cash payment portion of the merger consideration of $2,949. This adjustment will increase pre-tax interest expense by $59 in the first year following consummation.
(10)	Adjustment to reflect the issuance of common shares of Mid Penn common stock with a $1.00 par value in connection with the acquisition and the adjustments to shareholders’ equity for the elimination of Phoenix historical equity accounts.

Adjustment to common stock, par value $1.00	$724
Less: historical value of Phoenix common stock	336

Adjustment to common stock in the pro-forma unaudited combined consolidated balance sheet	$388

Adjustment to additional paid-in capital	$10,859

Less: historical value of Phoenix common stock	6,042

Adjustment to additional paid-in capital in the pro-forma unaudited combined consolidated balance sheet	$4,817
(11)	Adjustment for core deposit intangible to reflect the fair value of this asset and the related amortization using an expected life of 10 years. The amortization of the core deposit intangible is expected to increase pro forma pre-tax noninterest expense by $137 in the first year following consummation.
(12)	Adjustment for contingent liabilities assumed from Phoenix for amounts due to employees upon a change in control.
(13)	Adjustment assumes a tax rate of 34% related to fair value adjustments on pre-tax amounts in the unaudited pro forma combined consolidated statement of income. Adjustment is carried in other liabilities on the pro forma balance sheet.